Exhibit 7.1

                             Joint Filing Agreement

         The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date: November 13, 1998

                                          Gold & Appel Transfer, S.A.,
                                          a British Virgin Islands corporation


                                          By: /s/ Walt Anderson
                                              -------------------------------
                                          Walt Anderson, Attorney-in-Fact for
                                          Gold & Appel Transfer, S.A.




                                          By: /s/ Walt Anderson
                                              -------------------------------
                                          Walt Anderson